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Exhibit 31.1

Certification of Chief Executive Officer

I, John E. Rooney, certify that:

1.
I have reviewed this annual report on Form 10-K of United States Cellular Corporation; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 29, 2004
/s/ JOHN E. ROONEY John E. Rooney President and Chief Executive Officer

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  Exhibit 31.1
Certification of Chief Executive Officer